Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of HydroFlo, Inc. (the "Company") on
Form 10-K for the period ending June 30, 2004, as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), I, Dennis Mast, acting in the capacity as the Chief Executive Officer and Chief Financial Officer of the
Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section
1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

/s/ Dennis Mast
    Dennis Mast
    CEO, Principal Financial Officer and Principal
    Accounting Officer

    October 13, 2004